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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              AUGUST 1, 2001

        Media Relations Contact:                   Investor Relations Contact:
        Kevin Brett                                Diana Matley
        (408)433-7150                              (408)433-4365
        kbrett@lsil.com                            diana@lsil.com

CC01-81

LSI LOGIC ANNOUNCES TERMINATION OF AGREEMENT TO SELL COLORADO SPRINGS
  MANUFACTURING FACILITY TO X-FAB


COLORADO SPRINGS, CO - LSI Logic Corporation (NYSE: LSI) today announced the termination of a definitive agreement calling for X-FAB Semiconductor Foundries AG to purchase LSI Logic's Colorado Springs semiconductor manufacturing facility.

LSI Logic stated that X-FAB did not secure the required funding to close the proposed $120 million transaction.

Last April, LSI Logic announced its planned closure of the 1635 Aeroplaza Drive facility in direct response to the adverse economic climate and the widespread inventory correction in global communications and storage markets.

LSI Logic is planning to close the Colorado Springs facility in September or October. The company will resume its efforts to identify a buyer for the facility. The company reiterated third quarter financial guidance of a loss of 31 cents a diluted share on an EBG* basis.


    *Earnings before goodwill amortization and other special items.


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SAFE HARBOR FOR FORWARD LOOKING STATEMENTS:

The statements by LSI Logic management and the above statements regarding future manufacturing plans made in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities and Exchange Act of 1934, as amended. The forward-looking statements included in this news release are made only as of the date of this release and the company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances. The company's actual actions and results in future periods may be materially different from any suggested in this news release. The company urges the reader to consider the risks and uncertainties to which the company is subject and which may cause the company's actions and actual results to differ materially from the expectations of the company or its management. Such risks and uncertainties may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup, the company's ability to obtain needed licenses from third parties and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity and the realization of benefits from the company's strategic relationships and investments. The extent to which the company's plans for future cost reductions are realized may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to filings made during the past 12 months.

ABOUT LSI LOGIC

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 866-574-5741 (within U.S.), 719-533-7679 (outside U.S.), http://www.lsilogic.com.

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Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2.   The LSI Logic logo design is a registered trademark of LSI Logic
     Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.